CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS FIRST QUARTER 2006 RESULTS

- Net Revenues Increase 148% -
- Operating Income Improves $18.4 million to $16.2 million -
- Segment(1) EBITDA Increases 240%

HAMILTON, BERMUDA, May 4, 2006 - Central European Media Enterprises Ltd. (CME) (NASDAQ/ Prague Stock Exchange: CETV) today announced financial results for the three months ended March 31, 2006.

Compared to the first quarter of 2005, consolidated net revenues for the first quarter of 2006 increased 148% to $119.8 million. Operating income for the quarter increased $18.4 million to $16.2 million. Net loss from continuing operations for the quarter increased $6.2 million to $14.5 million, and fully diluted loss per share in respect of continuing operations increased to $0.38 from $0.29. Our consolidated results for the first quarter of 2006 include TV Nova in the Czech Republic and, from January 23, 2006, Markiza in the Slovak Republic, which were not included (TV Nova) or consolidated (Markiza) in the first quarter of 2005. Compared to the first quarter of 2005, Segment(1) EBITDA for the quarter increased 240% to $32.9 million.

Michael Garin, Chief Executive Officer of CME, said, “Our four original markets have once again demonstrated spectacular growth, with first quarter revenue increasing 36% and Segment EBITDA improving 87%. Restructuring activities to further improve performance in our Czech and Slovak operations have commenced and are on track to power CME’s continued EBITDA growth over the coming years.”

- continued -

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Consolidated Results for the Three Months Ended March 31, 2006

Consolidated Net Revenues for the three months ended March 31, 2006 increased by 148% to $119.8 million from $48.3 million for the three months ended March 31, 2005. Operating income for the period was $16.2 million compared with an operating loss of $2.3 million for the three months ended March 31, 2005. Net loss for the quarter was $18.3 million compared to a net loss of $7.9 million for the three months ended March 31, 2005. Fully diluted loss per share for the period was $0.48 for the three months ended March 31, 2006 compared to $0.28 for the three months ended March 31, 2005.

Headline Consolidated Results for the three months ended March 31, 2006 and 2005 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended March 31, (US $000’s)
	2006	2005	$ change	% change
Net Revenues	$ 119,754	$ 48,304	$ 71,450	148%
Operating income/(loss)	$ 16,183	$ (2,252)	$ 18,435	819%
Net loss from continuing operations	$ (14,457)	$ (8,294)	$ (6,163)	(74)%
Net loss	$ (18,264)	$ (7,949)	$ (10,315)	(130)%
Fully diluted loss per share from continuing operations	$ (0.38)	$ (0.29)	$ (0.09)	(31)%
Fully diluted loss per share	$ (0.48)	$ (0.28)	$ (0.20)	(71)%

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended March 31, 2006

For the three months ended March 31, 2006, Total Segment(1)Net Revenues increased 97% to $121.5 million from $61.5 million for the three months ended March 31, 2005. Total Segment(1) EBITDA for the three months ended March 31, 2006 increased 240% to $32.9 million from $9.7 million for the three months ended March 31, 2005. Segment(1) EBITDA Margin for the three months ended March 31, 2006 increased to 27% from 16% for the three months ended March 31, 2005.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three months ended March 31, 2006 and 2005 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended March 31, (US $000's)
	2006	2005	$ change	% change
Total Segment Net Revenues	$121,515	$ 61,541	$ 59,974	97%
Total Segment EBITDA	$ 32,915	$ 9,677	$ 23,238	240%
Segment EBITDA Margin	27%	16%

The Company will host a teleconference to discuss its first quarter results on Thursday, May 4, 2006 at 11:00 a.m. New York time (4:00 p.m. London time and 5:00 p.m. Prague time). To access the teleconference, please dial +1 973-935-2967 (U.S. and international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, May 18, 2006 that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080 (international callers), passcode: 7326298. A replay will also be archived on the Company’s website.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non US-GAAP measures For further details, including a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, regarding the impact of the rationalization of our operations in the Czech Republic and the Slovak Republic. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the general regulatory environments where we operate and application of relevant laws and regulations, the rate of development of advertising markets in countries where we operate, our ability to acquire necessary programming and the ability to attract audiences , and general market and economic conditions in these countries as well as in the United States and Western Europe.

This press release should be read in conjunction with our Form 10-Q for the three months ended March 31, 2006, which was filed with the Securities and Exchange Commission on May 4, 2006, and our Annual Report on Form 10-K for the year ended December 31, 2005, as amended by our Form 10-K/A filed with the SEC on March 15, 2006.

The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a TV broadcasting company with leading networks in six Central and Eastern European countries reaching an aggregate of approximately 82 million people. The Company’s television stations are located in Croatia (Nova TV), Czech Republic (TV Nova, Galaxie Sport), Romania (PRO TV, Acasa, PRO Cinema), Slovakia (Markíza), Slovenia (POP TV, Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International, Gravis). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová, Director of Corporate Communications
Central European Media Enterprises
+44 20 7430 5357
romana.tomasova@cme-net.com
or
Jonathan Lesko / Mike Smargiassi (Investors)
Olga Shmuklyer (Press)
Brainerd Communicators, Inc.
+1-212-986-6667

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2006	2005
Net revenues	$119,754	$48,304
Operating costs	22,972	11,285
Cost of programming	48,418	22,322
Depreciation of station property, plant and equipment	5,702	2,213
Amortization of broadcast licenses and other intangibles	4,332	77
Cost of revenues	81,424	35,897
Station selling, general and administrative expenses	14,166	6,928
Corporate operating costs (including non-cash stock based compensation of $ 0.7 million and $ 3.1 million in the three months ended March, 31 2006 and 2005, respectively)	7,981	7,731
Operating income/(loss)	16,183	(2,252)
Interest (expense) / income, net	(9,065)	772
Foreign currency exchange loss, net	(10,862)	(729)
Other expense	(548)	(4,001)
Loss before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	(4,292)	(6,210)
Provision for income taxes	(3,994)	(2,341)
Loss before minority interest, equity in income of unconsolidated affiliates and discontinued operations	(8,286)	(8,551)
Minority interest in income of consolidated subsidiaries	(5,441)	(577)
Equity in (loss) / income of unconsolidated affiliates	(730)	834
Net loss from continuing operations	(14,457)	(8,294)
Discontinued operations - Czech Republic:
Pre-tax income/loss from discontinued operations	-	118
Tax on disposal of discontinued operations	(3,807)	227
(Loss) / income from discontinued operations	(3,807)	345
Net loss	$(18,264)	$(7,949)
PER SHARE DATA:
Net loss per share
Continuing operations - Basic	$(0.38)	$(0.29)
Continuing operations - Diluted	$(0. 38)	$(0. 29)
Discontinued operations - Basic	$(0.10)	$0.01
Discontinued operations - Diluted	$(0.10)	$0.01
Net loss - Basic	$(0.48)	$(0.28)
Net loss - Diluted	$(0.48)	$(0.28)

Weighted average common shares used in computing per share amounts (000s):
Basic	38,100	28,385
Diluted	38,100	28,385

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment Net Revenues and Segment EBITDA include the results of certain entities (primarily STS and Markiza, our operating and license companies in the Slovak Republic) that were not consolidated under US GAAP until January 23, 2006.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of broadcast licenses and other intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations;

•	foreign currency exchange gains and losses; and

•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated US GAAP results for the three months ended March 31, 2006 and 2005:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended March 31,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2006	2005	2006	2005
Country
Croatia (NOVA TV)	$3,810	$4,955	$(4,442)	$(3,422)
Czech Republic (TV NOVA) (2)	40,549	-	12,826	-
Romania (3)	29,871	19,649	11,613	5,901
Slovak Republic (MARKIZA TV)	11,206	12,644	(977)	2,170
Slovenia (POP TV and KANAL A)	10,227	9,933	3,033	2,680
Ukraine (STUDIO 1+1)	25,852	14,360	10,862	2,348
Total Segment Data	$121,515	$61,541	$32,915	$9,677

Reconciliation to Consolidated Statement of Operations:

Consolidated Net Revenues / Loss before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$119,754	$48,304	$(4,292)	$(6,210)
Corporate operating costs (including non-cash stock based compensation of $ 0.7 million and $3.1 million for the three months ended March 31, 2006 and 2005, respectively)	-	-	7,981	7,731
Unconsolidated equity affiliates (4)	1,761	13,237	(1,283)	1,908
Depreciation of station assets	-	-	5,702	2,213
Amortization of broadcast licenses and other intangibles			4,332	77
Interest expense / (income), net	-	-	9,065	(772)
Foreign currency exchange loss, net	-	-	10,862	729
Other expense	-	-	548	4,001
Total Segment Data	$121,515	$61,541	$32,915	$9,677

(1)	All net revenues are derived from external customers. There are no inter-segmental revenues.
(2)	We acquired TV NOVA on May 2, 2005.
(3)	Romanian channels are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO.
(4)	Unconsolidated equity affiliates include STS and Markiza in the Slovak Republic, which have been consolidated from January 23, 2006.